Exhibit 99.1

Analog Devices Reports Record Fiscal Second Quarter 2026 Financial Results
•Revenue of $3.62 billion, with year-over-year growth across all end markets, led by Industrial and Communications
•Operating cash flow of $5.1 billion and free cash flow of $4.6 billion on a trailing twelve-month basis or 40% and 36% of revenue, respectively
•Returned $1.3 billion to shareholders via dividends and share repurchases in the second quarter
WILMINGTON, Mass.--May 20, 2026--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal second quarter 2026, which ended May 2, 2026.
“ADI’s second quarter revenue and earnings were above the high end of our outlook, reflecting the combination of record demand and sharp operational discipline,” said Vincent Roche, CEO and Chair. “Our innovation-led value creation strategy targets our customers’ most complex and consequential challenges with a goal of delivering substantial and sustained business impact. We continue to invest to extend our technology performance leadership and enhance our long-term value for customers and shareholders alike.”
“We continued to see growing demand in the second quarter with record bookings across our B2B markets of Industrial, Automotive, and Communications,” said Richard Puccio, CFO. “These positive demand signals are reflected in our outlook for continued strong growth in the third quarter.”

Performance for the Second Quarter of Fiscal 2026

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	May 2, 2026	May 3, 2025	Change
Revenue	$3,623	$2,640	37%
Gross margin	$2,440	$1,612	51%
Gross margin percentage	67.3%	61.0%	630 bps
Operating income	$1,380	$678	104%
Operating margin	38.1%	25.7%	1,240 bps
Diluted earnings per share	$2.40	$1.14	111%

Adjusted Results(2)
Adjusted gross margin	$2,645	$1,832	44%
Adjusted gross margin percentage	73.0%	69.4%	360 bps
Adjusted operating income	$1,774	$1,088	63%
Adjusted operating margin	49.0%	41.2%	780 bps
Adjusted diluted earnings per share	$3.09	$1.85	67%

		Three Months Ended	Trailing Twelve Months
Cash Generation		May 2, 2026	May 2, 2026
Net cash provided by operating activities		$872	$5,106
% of revenue		24%	40%
Capital expenditures		$(138)	$(541)
Free cash flow(2)		$734	$4,565
% of revenue		20%	36%

		Three Months Ended	Trailing Twelve Months
Cash Return		May 2, 2026	May 2, 2026
Dividend paid		$(536)	$(1,998)
Stock repurchases		(773)	(3,045)
Total cash returned		$(1,309)	$(5,043)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the “Non-GAAP Financial Information” section for additional information.

Outlook for the Third Quarter of Fiscal Year 2026

For the third quarter of fiscal 2026, we are forecasting revenue of $3.9 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 39.0%, +/-150 bps, and adjusted operating margin of approximately 49.0%, +/-100 bps. We are planning for reported EPS to be $2.60, +/-$0.15, and adjusted EPS to be $3.30, +/-$0.15.

Our third quarter fiscal 2026 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. The statements about our third quarter fiscal 2026 outlook supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $1.10 per outstanding share of common stock. The dividend will be paid on June 16, 2026 to all shareholders of record at the close of business on June 2, 2026.

Conference Call Scheduled for Today, Wednesday, May 20, 2026 at 10:00 am ET

ADI will host a conference call to discuss our second quarter fiscal 2026 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it is indicative of the Company's ability to pay dividends, purchase common stock, make investments and fund acquisitions and, in the absence of refinancings, to repay its debt obligations.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding: certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items3, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, special charges, net2, and tax related items3, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Special Charges, Net: Expenses, net, incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
3Tax Related Items: Income tax effect of the non-GAAP items discussed above. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, AI, and software technologies into solutions that combat climate change, reliably connect humans and the world, and help drive advancements in automation and robotics, mobility, healthcare, energy and data centers. With revenue of more than $11 billion in FY25, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and X.

Forward-Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding future financial performance; impacts related to tariffs and other trade restrictions; economic uncertainty; macroeconomic, geopolitical, demand and other market conditions, business cycles, and supply chains; our capital allocation strategy, including future dividends, share repurchases, capital expenditures, investments, and free cash flow returns; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, and other financial results; expected market and technology trends and acceleration of those trends; market size, market share gains, market position, and growth opportunities; expected product solutions, offerings, technologies, capabilities, and applications; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers; benefits related to our hybrid manufacturing model; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; recently announced and future tariffs and other trade restrictions; changes in export classifications, import and export regulations or duties and tariffs; changes in demand for semiconductor products; performance of independent distributors; manufacturing delays, product and raw materials availability and supply chain disruptions; products may be diverted from our authorized distribution channels; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; our future liquidity, capital needs and capital expenditures; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 2, 2026	May 3, 2025	May 2, 2026	May 3, 2025
Revenue	$3,623,465	$2,640,068	$6,783,728	$5,063,242
Cost of sales	1,183,667	1,028,458	2,298,955	2,021,329
Gross margin	2,439,798	1,611,610	4,484,773	3,041,913
Operating expenses:
Research and development	509,323	441,837	976,723	844,729
Selling, marketing, general and administrative	362,810	302,669	708,063	587,465
Amortization of intangibles	187,985	187,415	375,300	374,830
Special charges, net	—	1,745	47,982	65,632
Total operating expenses	1,060,118	933,666	2,108,068	1,872,656
Operating income	1,379,680	677,944	2,376,705	1,169,257
Nonoperating expense (income):
Interest expense	87,619	74,703	173,963	149,967
Interest income	(28,565)	(21,725)	(60,822)	(45,212)
Other, net	(4,202)	(962)	(7,135)	2,998
Total nonoperating expense (income)	54,852	52,016	106,006	107,753
Income before income taxes	1,324,828	625,928	2,270,699	1,061,504
Provision for income taxes	148,478	56,158	263,523	100,418
Net income	$1,176,350	$569,770	$2,007,176	$961,086

Shares used to compute earnings per common share - basic	487,605	496,173	488,239	496,145
Shares used to compute earnings per common share - diluted	490,458	498,201	491,057	498,434

Basic earnings per common share	$2.41	$1.15	$4.11	$1.94
Diluted earnings per common share	$2.40	$1.14	$4.09	$1.93

ANALOG DEVICES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	May 2, 2026	Nov. 1, 2025
ASSETS
Current Assets
Cash and cash equivalents	$2,436,916	$2,499,406
Short-term investments	1,002,392	1,152,915
Accounts receivable	2,051,733	1,436,075
Inventories	1,848,405	1,656,323
Prepaid expenses and other current assets	470,327	363,342
Total current assets	7,809,773	7,108,061
Non-current Assets
Net property, plant and equipment	3,292,288	3,315,696
Goodwill	26,973,180	26,945,180
Intangible assets, net	7,255,362	8,013,815
Deferred tax assets	1,729,558	1,867,102
Other assets	888,934	742,858
Total non-current assets	40,139,322	40,884,651
TOTAL ASSETS	$47,949,095	$47,992,712
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$598,640	$543,760
Income taxes payable	325,626	610,370
Debt, current	899,227	—
Commercial paper notes	550,198	446,639
Accrued liabilities	2,083,216	1,645,032
Total current liabilities	4,456,907	3,245,801
Non-current Liabilities
Long-term debt	7,235,424	8,145,066
Deferred income taxes	1,906,115	2,163,281
Income taxes payable	87,109	100,963
Other non-current liabilities	521,507	521,846
Total non-current liabilities	9,750,155	10,931,156
Shareholders’ Equity
Preferred stock, $1.00 par value, 471,934 shares authorized, none outstanding	—	—
Common stock, $0.16 2/3 par value, 1,200,000,000 shares authorized, 487,087,040 shares outstanding (489,654,097 on November 1, 2025)	81,183	81,611
Capital in excess of par value	22,287,095	23,349,185
Retained earnings	11,525,998	10,539,541
Accumulated other comprehensive loss	(152,243)	(154,582)
Total shareholders’ equity	33,742,033	33,815,755
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,949,095	$47,992,712

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	May 2, 2026	May 3, 2025	May 2, 2026	May 3, 2025
Cash flows from operating activities:
Net income	$1,176,350	$569,770	$2,007,176	$961,086
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	104,957	100,334	210,843	198,781
Amortization of intangibles	385,978	400,273	770,593	817,429
Stock-based compensation expense	81,721	72,831	167,396	150,405
Deferred income taxes	(60,269)	(89,916)	(120,930)	(149,370)
Other	(8,698)	5,002	4,727	4,203
Changes in operating assets and liabilities	(807,998)	(238,816)	(799,249)	(36,247)
Total adjustments	(304,309)	249,708	233,380	985,201
Net cash provided by operating activities	872,041	819,478	2,240,556	1,946,287
Cash flows from investing activities:
Maturities of short-term available-for-sale investments	137,825	372,778	147,817	372,778
Additions to property, plant and equipment, net	(137,702)	(90,268)	(247,015)	(239,246)
Proceeds from sale of property, plant and equipment, net	—	58,892	—	58,892
Payments for acquisitions, net of cash acquired	(35,875)	—	(35,875)	(45,652)
Other	(16,174)	(13,209)	(23,882)	(12,880)
Net cash (used for) provided by investing activities	(51,926)	328,193	(158,955)	133,892
Cash flows from financing activities:
Debt repayments	—	(399,998)	—	(399,998)
Proceeds from commercial paper notes	4,107,964	2,347,064	7,154,789	4,316,340
Payments of commercial paper notes	(4,100,808)	(2,346,747)	(7,051,230)	(4,315,358)
Repurchase of common stock	(772,902)	(248,646)	(1,289,401)	(409,014)
Dividend payments to shareholders	(536,459)	(491,022)	(1,020,719)	(947,360)
Proceeds from employee stock plans	9,866	19,815	59,487	61,562
Other	3,280	(1,896)	2,983	(1,458)
Net cash used for financing activities	(1,289,059)	(1,121,430)	(2,144,091)	(1,695,286)
Net (decrease) increase in cash and cash equivalents	(468,944)	26,241	(62,490)	384,893
Cash and cash equivalents at beginning of period	2,905,860	2,349,994	2,499,406	1,991,342
Cash and cash equivalents at end of period	$2,436,916	$2,376,235	$2,436,916	$2,376,235

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the “ship to” customer information and the end customer product or application into which our product will be incorporated. The assignment of products to end markets may change over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 2, 2026			May 3, 2025
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,799,413	50%	56%	$1,150,315	44%
Automotive	871,565	24%	2%	856,090	32%
Communications	554,728	15%	79%	310,604	12%
Consumer	397,759	11%	23%	323,059	12%
Total revenue	$3,623,465	100%	37%	$2,640,068	100%

	Six Months Ended
	May 2, 2026			May 3, 2025
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$3,296,449	49%	48%	$2,220,569	44%
Automotive	1,681,709	25%	5%	1,596,349	32%
Communications	1,009,911	15%	65%	610,905	12%
Consumer	795,659	12%	25%	635,419	13%
Total revenue	$6,783,728	100%	34%	$5,063,242	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 2, 2026	May 3, 2025	May 2, 2026	May 3, 2025
Gross margin	$2,439,798	$1,611,610	$4,484,773	$3,041,913
Gross margin percentage	67.3%	61.0%	66.1%	60.1%
Acquisition related expenses	205,464	220,277	410,212	458,109
Adjusted gross margin	$2,645,262	$1,831,887	$4,894,985	$3,500,022
Adjusted gross margin percentage	73.0%	69.4%	72.2%	69.1%

Operating expenses	$1,060,118	$933,666	$2,108,068	$1,872,656
Percent of revenue	29.3%	35.4%	31.1%	37.0%
Acquisition related expenses	(188,582)	(188,015)	(376,495)	(376,030)
Special charges, net	—	(1,745)	(47,982)	(65,632)
Adjusted operating expenses	$871,536	$743,906	$1,683,591	$1,430,994
Adjusted operating expenses percentage	24.1%	28.2%	24.8%	28.3%

Operating income	$1,379,680	$677,944	$2,376,705	$1,169,257
Operating margin	38.1%	25.7%	35.0%	23.1%
Acquisition related expenses	394,046	408,292	786,707	834,139
Special charges, net	—	1,745	47,982	65,632
Adjusted operating income	$1,773,726	$1,087,981	$3,211,394	$2,069,028
Adjusted operating margin	49.0%	41.2%	47.3%	40.9%

Nonoperating expense (income)	$54,852	$52,016	$106,006	$107,753
Acquisition related expenses	2,150	2,150	4,300	4,300
Adjusted nonoperating expense (income)	$57,002	$54,166	$110,306	$112,053

Income before income taxes	$1,324,828	$625,928	$2,270,699	$1,061,504
Acquisition related expenses	391,896	406,142	782,407	829,839
Special charges, net	—	1,745	47,982	65,632
Adjusted income before income taxes	$1,716,724	$1,033,815	$3,101,088	$1,956,975

Provision for income taxes	$148,478	$56,158	$263,523	$100,418
Effective income tax rate	11.2%	9.0%	11.6%	9.5%
Tax related items	54,219	57,573	114,668	122,635
Adjusted provision for income taxes	$202,697	$113,731	$378,191	$223,053
Adjusted tax rate	11.8%	11.0%	12.2%	11.4%

Diluted EPS	$2.40	$1.14	$4.09	$1.93
Acquisition related expenses	0.80	0.82	1.59	1.66
Special charges, net	—	—	0.10	0.13
Tax related items	(0.11)	(0.12)	(0.23)	(0.25)
Adjusted diluted EPS*	$3.09	$1.85	$5.54	$3.48
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	May 2, 2026	May 2, 2026	Jan. 31, 2026	Nov. 1, 2025	Aug. 2, 2025
Revenue	$12,739,993	$3,623,465	$3,160,063	$3,076,117	$2,880,348
Net cash provided by operating activities	$5,106,471	$872,041	$1,368,515	$1,700,810	$1,165,105
% of Revenue	40%	24%	43%	55%	40%
Capital expenditures	$(541,321)	$(137,702)	$(109,313)	$(215,153)	$(79,153)
Free cash flow	$4,565,150	$734,339	$1,259,202	$1,485,657	$1,085,952
% of Revenue	36%	20%	40%	48%	38%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending August 1, 2026
	Reported	Adjusted
Revenue	$3.9 Billion	$3.9 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	39.0%	49.0% (1)
	(+/-150 bps)	(+/-100 bps)
Tax rate	12% - 14%	12% - 14% (2)
Earnings per share	$2.60	$3.30 (3)
	(+/- $0.15)	(+/- $0.15)

(1) Includes $391 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $51 million of tax effects associated with the adjustment for acquisition related expenses noted above.
(3) Includes $0.70 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Jeff Ambrosi
Senior Director, Investor Relations
Analog Devices, Inc.
781-461-3282
investor.relations@analog.com